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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192863

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 20, 2013)

$10,000,000

Common Stock

        We have entered into a sales agreement (the "sales agreement") with Cowen and Company, LLC ("Cowen" or the "sales agent") relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement and subject to the conditions thereof, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $10.0 million.

        Our common stock is listed on the NYSE MKT under the symbol "APP." On May 6, 2015 the last reported sale price of our common stock on the NYSE MKT was $0.66 per share.

        Upon our delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cowen may sell our common stock by methods deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the NYSE MKT, on any other existing trading market for our common stock or to or through a market maker. In addition, with our prior written approval, Cowen may also sell our common stock in negotiated transactions. Cowen will act as sales agent using its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        We will pay Cowen a commission, or allow a discount, for its services in acting as agent and/or principal in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through it as sales agent.

        In connection with the sale of common stock on our behalf, Cowen may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act.

        Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully consider the risks that we have described in "Risk Factors" beginning on page S-2 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen and Company

May 11, 2015

Prospectus Supplement

Prospectus

        We have not, and the sales agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of our common stock under the sales agreement and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before you invest in our common shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference. The incorporated documents are described in this prospectus supplement under "Where You Can Find More Information" and "Incorporation by Reference of Certain Information."

        References in this prospectus supplement and the accompanying prospectus to "we," "us," "our," "American Apparel" or the "Company" refer to American Apparel, Inc. and its consolidated subsidiaries collectively, unless indicated otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.americanapparel.net. The information contained on or that can be accessed through the websites of American Apparel, Inc. or its subsidiaries or brands (other than the specified SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with any investment decision with respect to shares of our common stock. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below which have been filed by us:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 25, 2015, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 26, 2015, and by Amendment No. 2 on Form 10-K/A, filed with the SEC on April 30, 2015;

S-ii

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 11, 2015;

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  Current Reports on Form 8-K, filed with the SEC on January 16, 2015, March 11, 2015, April 3, 2015 and May 7, 2015; and

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  The description of our common shares contained in our Registration Statement on Form 8-A, dated December 12, 2005, and all amendments or reports filed with the SEC for the purpose of updating such description.

        We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, or (ii) from the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of filing of the registration statement containing this prospectus supplement until the offering of the common stock to which this prospectus supplement terminates, shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents.

        Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K (including exhibits filed on such form that are related to such items).

        The documents incorporated by reference in this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement to any person, without charge, upon written or oral request. Exhibits to SEC filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement. Requests for such copies should be directed to the following:

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
Attn: Corporate Secretary
Telephone: (213) 488-0226

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions. Statements that include the use of terminology such as "may," "will," "expect," "believe," "plan," "estimate," "potential," "continue," or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as "trend," "opportunity," "comfortable," "anticipate," "current," "intention," "position," "assume," "outlook," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions.

S-iii

        Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business, goals, strategies, focuses and plans and other characterizations of future events or circumstances, including statements expressing general expectations or beliefs, whether positive or negative, about future operating results or the development of our products and any statement of assumptions underlying any of the foregoing are forward-looking statements. Forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, may include, without limitation, statements about:

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  consequences of the termination of Dov Charney, our former chief executive officer (or the internal investigation related thereto), including any litigation or regulatory investigations, any alleged actions of Mr. Charney or any impact on our sales or brand related thereto;

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  ability to hire and/or retain qualified employees, including executive officers;

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  our future financial condition, results of operations, plans and prospects, expectations, operating improvements and cost savings, and the timing of any of the foregoing;

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  growth, expansion and acquisition prospects and strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;

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  our ability to make debt payments; ability to remain in compliance with financial covenants under financing arrangements; and ability to obtain appropriate waivers or amendments with respect to any noncompliance;

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  liquidity and projected cash flows;

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  plans to make continued investments in advertising and marketing;

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  the outcome of investigations, enforcement actions and litigation matters, including exposure that could exceed expectations;

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  intellectual property rights and those of others, including actual or potential competitors, our personnel, consultants and collaborators;

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  trends in raw material costs and other costs both in the industry and specific to us;

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  the supply of raw materials and the effects of supply shortages on our financial condition, results of operations and cash flows;

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  economic and political conditions;

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  currency fluctuations and the impact thereof;

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  overall industry and market performance;

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  operations outside the U.S.;

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  the impact of accounting pronouncements;

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  ability to maintain compliance with the listing requirements of NYSE MKT LLC;

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  ability to improve efficiency and control costs at our production and supply chain facilities; and

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  other assumptions described in this prospectus underlying or relating to any forward-looking statements.

        The forward-looking statements in this prospectus supplement, the accompanying prospectus and in any incorporated documents speak only as of the date hereof (or thereof, as applicable), and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement. Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be

S-iv

outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance and those expressed in or implied by the forward-looking statements. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under "Risk Factors" and elsewhere in this prospectus supplement, as well as in reports and documents we file with the SEC and include, without limitation, the following:

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  consequences of the termination of Dov Charney, our former chief executive officer (or the internal investigation related thereto), including any litigation or regulatory investigations, any alleged actions of Mr. Charney or any impact on our sales or brand related thereto;

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  changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees;

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  voting control by our directors, lenders and other affiliates, including Standard General Group and Dov Charney;

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  ability to successfully implement our strategic, operating, financial and personnel initiatives;

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  ability to maintain the value and image of our brand and protect our intellectual property rights;

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  general economic conditions, geopolitical events, other regulatory changes, and inflation or deflation;

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  disruptions in the global financial markets;

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  the highly competitive and evolving nature of our industry in the U.S. and internationally;

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  risks associated with fluctuations and trends of consumer apparel spending in the United States;

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  changes in consumer preferences or demand for our products;

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  our ability to attract customers to our retail and online stores;

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  loss or reduction in sales to wholesale or retail customers or financial nonperformance by our wholesale customers;

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  seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins;

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  ability to improve manufacturing efficiency at our production facilities;

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  changes in the price of materials and labor, including increases in the price of raw materials in the global market and minimum wages;

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  ability to pass on the added cost of raw materials and labor to customers;

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  ability to effectively manage inventory levels;

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  risks that our suppliers or distributors may not timely produce or deliver products;

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  ability to renew leases on economic terms;

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  risks associated with our facilities being concentrated in one geographic area;

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  ability to identify new store locations and the availability of store locations at appropriate terms; ability to negotiate new store leases effectively; and ability to open new stores and expand internationally;

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  ability to generate or obtain from external sources sufficient liquidity for operations and debt service;

S-v

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  consequences of our significant indebtedness, including our relationships with lenders, ability to comply with debt agreements, ability to generate cash flow to service our debt, and the risk of acceleration of borrowings thereunder as a result of noncompliance;

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  adverse changes in our credit ratings and any related impact on financial costs and structure;

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  continued compliance with U.S. and foreign government regulations and legislation, including environmental, immigration, labor, and occupational health and safety laws and regulations;

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  loss of U.S. import protections or changes in duties, tariffs and quotas, risks associated with our foreign operations and supply sources such as market disruption, changes in import and export laws, and currency restrictions and exchange rate fluctuations;

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  litigation and other inquiries and investigations, including the risks that we, our officers or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage;

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  tax assessments by domestic or foreign governmental authorities, including import or export duties on our products and the applicable rates for any such taxes or duties;

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  ability to maintain compliance with the exchange rules of the NYSE MKT LLC;

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  the adoption of new accounting standards or changes in interpretations of accounting principles;

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  adverse weather conditions or natural disaster, including those which may be related to climate change;

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  technological changes in manufacturing, wholesaling, or retailing;

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  the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact cash flow and liquidity, and ability to upgrade information technology infrastructure and other risks associated with the systems that operate our online retail operations; and

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  the risk of failure to protect the integrity and security of our information systems and customers' information.

        All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.

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 PROSPECTUS SUPPLEMENT SUMMARY

About American Apparel, Inc.

        We are a vertically-integrated manufacturer, distributor and retailer of branded fashion basic apparel and accessories for women, men, children and babies. We are based in downtown Los Angeles, California. Our executive offices are located at 747 Warehouse Street, Los Angeles, California 90021-1106, and our telephone number is (213) 488-0226. Our website is located at http://www.americanapparel.net. The information contained on or that can be accessed through the websites of American Apparel or its brands (other than the specified SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with any investment decision with respect to shares of our common stock.

The Offering

Securities offered by us	Shares of our common stock having an aggregate offering price of up to $10.0 million.
Manner of offering	"At the market offering" that may be made from time to time through our sales agent, Cowen. See "Plan of Distribution" on page S-12.

The proceeds from this offering, if any, will vary depending on the number of shares that we offer and the offering price per share. We may choose to raise less than the maximum $10.0 million in gross offering proceeds permitted by this prospectus supplement.
Use of proceeds	We intend to use the net proceeds from the sale of our common stock pursuant to this offering for working capital and general corporate purposes. See "Use of Proceeds" on page S-5.
Risk factors
Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-2 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our common stock.
NYSE MKT symbol	APP

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the risks described under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K that has been filed with the SEC and incorporated herein by reference, and any other documents that we have filed with the SEC and that are incorporated herein by reference, as well as other information in this prospectus supplement, the accompanying prospectus and in any other documents incorporated into this prospectus supplement or the accompanying prospectus by reference, before purchasing any of our common stock. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Each of the risks described in these sections and documents could adversely affect our business, financial condition and results of operations, and could result in a complete loss of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Additional Risks Related to This Offering

         We have experienced substantial losses in recent periods that are primarily attributable to a prolonged downturn in our business.

        We had net losses of $68,817,000, $106,298,000 and $37,272,000 in the years ended December 31, 2014, December 31, 2013 and December 31, 2012, respectively, and $26,424,000 in the three months ended March 31, 2015. In the event we are unable to attain increased gross margins, reduced costs and/or generate sufficient additional revenues to offset our costs, we may continue to sustain losses in the future. If we are unable to operate profitably, the price of our common stock may decline and you may lose some or all of your investment in the common stock.

         Our ability to service our indebtedness, to refinance our indebtedness or to fund our other liquidity needs is subject to various risks.

        Our ability to make scheduled payments on and to refinance our existing indebtedness depends on, and is subject to, our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors, including the availability of financing in the banking and capital markets as well as the other risks described herein and in our most recent Annual Report on Form 10-K that has been filed with the SEC and incorporated herein by reference and any other documents that we have filed or will file with the SEC that are or will be incorporated herein by reference. We have experienced significant losses from operations and significant net cash used in operating activities in recent periods. Accordingly, we cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, to refinance our debt or to fund our other liquidity needs. If we are unable to service our debt obligations or to fund our other liquidity needs, we could be forced to curtail our operations, reorganize our capital structure or liquidate some or all of our assets in a manner that could cause you to experience a partial or total loss of your investment in the common stock.

         Resales of our common stock by our stockholders in the public market during this offering may cause the market price of our common stock to fall.

        We may issue common stock from time to time in connection with this offering. This issuance from time to time of new shares of our common stock, or our ability to issue shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

         You may experience immediate dilution.

        The offering price per share of common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 15,151,516 shares of our common stock are sold at a price of $0.66 per share, the last reported sale price of our common stock on the NYSE MKT on May 6, 2015, for aggregate gross proceeds of $10.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $1.39 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2015 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants would result in further dilution of your investment. See the section entitled "Dilution" below for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares of common stock offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the common stock we sell, as well as our existing holders of common stock, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

         There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

        We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

         Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

        We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment, it could compromise our ability to pursue our business strategies and adversely affect the market price of our common stock.

         Our ability to use our net operating loss carry-forwards to offset future taxable income may become limited.

        As of December 31, 2014, we had approximately $202.8 million of federal and $121.2 million of state operating loss carry-forwards available to offset future taxable income, which expire in varying amounts beginning in 2030 for federal and 2020 for state purposes if unused. It is possible that we will not generate taxable income in time to use these loss carry-forwards before their expiration. As of December 31, 2014, all deferred tax assets were fully offset by a valuation allowance for financial reporting purposes.

        Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), imposes restrictions on the use of a corporation's net operating losses, as well as certain recognized built-in losses and other carryforwards, after an "ownership change" occurs. A Section 382 "ownership change" occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock (including certain "public groups" deemed created for Section 382 purposes) increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. It is possible that the issuance of common stock pursuant to this offering, and/or future issuances, purchases or sales of our stock or the exercise of certain options with respect to our stock (including certain transactions involving our stock that are outside of our control) could result in an ownership change under Section 382, and there can be no assurance that this will not happen. If an "ownership change" occurs, Section 382 would impose an annual limit on the amount of pre-change net operating losses and other losses we can use to reduce our taxable income generally equal to the product of the total value of our outstanding equity immediately prior to the "ownership change" (subject to certain adjustments) and the applicable federal long-term tax-exempt interest rate for the month of the "ownership change." The applicable rate for ownership changes occurring in the month of May 2015 is 2.47%.

        Because U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation may effectively provide a cap on the cumulative amount of pre-ownership change losses, including certain recognized built-in losses that may be utilized. Such pre-ownership change losses in excess of the cap may be lost. In addition, if an ownership change were to occur, it is possible that the limitations imposed on our ability to use pre-ownership change losses and certain recognized built-in losses could cause a net increase in our U.S. federal income tax liability and U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect. Further, if for financial reporting purposes the amount or value of these deferred tax assets is reduced, such reduction could negatively impact the book value of our common stock.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of our common stock pursuant to this offering for working capital and general corporate purposes.

DILUTION

        If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book deficit per share of our common stock after this offering.

        The net tangible book deficit of our common stock as of March 31, 2015 was approximately $(147.9) million, or approximately $(0.84) per share. Net tangible book deficit per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

        Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book deficit per share of our common stock immediately following the completion of this offering.

        After giving effect to the sale by us of $10.0 million aggregate amount of our common stock in this offering at an assumed offering price of $0.66 per share, which is the last reported sale price of our common stock on May 6, 2015 on the NYSE MKT, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book deficit as of March 31, 2015 would have been approximately $(139.0) million, or approximately $(0.73) per share. This represents an immediate increase in net tangible book deficit of approximately $0.11 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book deficit of approximately $1.39 per share to new investors purchasing shares of our common stock in this offering, as illustrated by the following table:

Assumed public offering price per share		$0.66
Net tangible book deficit per share as of March 31, 2015	$(0.84)
Change in net tangible book deficit per share attributable to new investors	0.11
As adjusted net tangible book deficit per share as of March 31, 2015 after this offering	(0.73)
Dilution per share to new investors		$1.39

        The table above assumes for illustrative purposes only an aggregate of 15,151,516 shares of our common stock are sold at a price of $0.66 per share, for aggregate gross proceeds of $10.0 million. The shares, if any, sold in this offering will be sold from time to time at various prices. In addition, the sales agreement for the offering limits the aggregate number of shares to be issued thereunder at 15 million shares. After an increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.66 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10.0 million is sold at that price, our adjusted net tangible book deficit per share after the offering would be $(0.73) per share and the dilution in net tangible book deficit per share to new investors in this offering would increase to $1.49 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.66 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10.0 million is sold at that price, would decrease our adjusted net tangible book deficit per share after the offering to $(0.72) per share and would decrease the dilution in net tangible book deficit per share to new investors in this offering to $1.28 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

        The calculations above are based on 176,260,566 shares of common stock outstanding as of March 31, 2015 and exclude:

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  973,250 shares of our common stock reserved for the vesting of outstanding restricted share units granted under our equity compensation plans;

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  973,250 shares of our common stock issuable upon the exercise of outstanding options to purchase our common stock, at a weighted average price of $0.71 per share;

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  6,806,000 shares of our common stock that Dov Charney, our former Chairman and Chief Executive Officer, has a right to acquire if the volume-weighted average price of our common stock exceeds $5.25 on or prior to April 15, 2016 for no additional consideration;

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  24,511,023 shares of our common stock issuable to Lion Capital, LLC and its affiliates (together, "Lion") upon exercise of Lion's existing warrants, at an exercise price of $0.66 per share;

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  any additional shares of our common stock issuable to Lion upon exercise of any additional warrants issued to Lion, or anti-dilution adjustments to Lion's existing warrants, as a result of shares issued to Mr. Charney as described above, this offering or otherwise pursuant to anti-dilution protections in the Lion warrants; and

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  10,451,500 shares of our common stock reserved for future issuance under our equity compensation plans.

        To the extent that any outstanding options or warrants are exercised, or shares are received under other rights or agreements, these issuances will cause further dilution per share to the investors purchasing securities in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience further dilution.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock by a Non-U.S. Holder (as defined below) that acquires our common stock in this offering and holds our common stock as a capital asset (generally, property held for investment). This summary does not cover all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder's particular circumstances. In addition, this summary does not describe the impact of the Medicare surtax on net investment income or the U.S. federal income tax consequences applicable to a Non-U.S. Holder that is subject to special treatment under the Code, including, without limitation, certain former citizens and former long-term residents of the United States, a "controlled foreign corporation," a "passive foreign investment company," a partnership or other "pass through" entity or an investor in any such entity, a tax-exempt organization, a bank or other financial institution, or a broker, dealer or trader in securities.

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership (or any other entity or arrangement treated as a partnership for such purposes) and is not any of the following:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) whose administration is subject to the primary supervision of a United States court and that has one or more "United States persons" (within the meaning of the Code) who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        This summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, judicial opinions, rulings and pronouncements of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect or in existence on the date hereof. These authorities may change or be subject to differing interpretations, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address any other U.S. federal tax considerations (such as estate or gift tax) or any state, local or non-U.S. tax considerations. Each prospective purchaser of our common stock is urged to consult its tax advisor about the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of our common stock in light of its own particular circumstances.

        If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner of that partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership, and a partner in such a partnership, that holds our common stock is urged to consult its tax advisor regarding the tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on Common Stock

        In the event that we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the Non-U.S. Holder's tax basis in our common stock, and, to the extent such portion exceeds the Non-U.S. Holder's tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under "Sales, Exchanges or Other Taxable Dispositions of Common Stock."

        The gross amount of dividends paid to a Non-U.S. Holder will generally be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, where required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), however, are not subject to this withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined in the Code. In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, on the Non-U.S. Holder's earnings and profits that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, subject to adjustments.

        A Non-U.S. Holder that wishes to claim the benefit of an applicable income tax treaty for dividends will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-U.S. partnership or non-U.S. intermediary, the non-U.S. partnership or non-U.S. intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations.

        A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sales, Exchanges or Other Taxable Dispositions of Common Stock

        Subject to the discussion below regarding backup withholding and the discussion below regarding FATCA, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States and, where required by an applicable income tax treaty, the gain is attributable to such Non-U.S. Holder's permanent establishment or fixed base in the United States;

  •
  such Non-U.S. Holder is an individual present in the United States for 183 days or more in the calendar year of the sale, exchange or other taxable disposition and certain other conditions are satisfied; or

  •
  we are or have been a "United States real property holding corporation," as such term is defined in section 897(c) of the Code, at any time during the shorter of (1) the five-year period ending on the date of disposition or (2) the Non-U.S. Holder's holding period for our common stock. As long as our common stock is regularly traded on an established securities market, within the meaning of section 897(c)(3) of the Code, these rules will apply only to a Non-U.S. Holder who actually or constructively holds more than 5% of our common stock at any time during the shorter of the two periods mentioned above. Although there can be no assurances, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

        Gain that is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States and, where required by an applicable income tax treaty, is attributable to such Non-U.S. Holder's permanent establishment or fixed base in the United States will be subject to tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a United States person as defined under the Code. A Non-U.S. Holder that is a corporation may also be subject to the branch profits tax described above. An individual Non-U.S. Holder present in the United States for 183 days or more in the calendar year of the sale, exchange or other taxable disposition (and who satisfies certain other conditions) will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        The applicable withholding agent with respect to a Non-U.S. Holder must generally report annually to the IRS and to such Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement.

        Payments of dividends in respect of, or proceeds on the disposition of, our common stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding unless such Non-U.S. Holder establishes an exemption, for example by properly certifying that such Non-U.S. Holder is not a United States person as defined under the Code on a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or another appropriate version of Form W-8 (provided that the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Holder will reduce the Non-U.S. Holder's U.S. federal income tax liability. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided the required information is timely furnished to the IRS. A Non-U.S. Holder is urged to consult its tax advisor regarding the application of the information reporting and backup withholding rules.

FATCA

        Pursuant to the Foreign Account Tax Compliance Act, or "FATCA," foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale or other disposition of any stock of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Withholding under FATCA generally will apply to payments of dividends on our common stock, although withholding will be deferred until January 1, 2017 for gross proceeds from dispositions of our common stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        We will not pay any additional amounts to you in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, you might be eligible for refunds or credits of such taxes.

        You are urged to consult with your own tax advisors regarding the effect, if any, of the FATCA provisions to you based on your particular circumstances.

PLAN OF DISTRIBUTION

        We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $10.0 million through Cowen as our sales agent; provided that the sales agreement also limits the aggregate number of shares to be sold thereunder to 15 million shares. The form of sales agreement will be filed as an exhibit to a current report on Form 8-K and incorporated by reference in this prospectus supplement. Sales of the common stock, if any, will be made at market prices by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE MKT and any other existing trading market for the common stock, or to or through a market maker. In addition, with our express authorization, Cowen may also sell our common stock in negotiated transactions.

        Cowen will offer the common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cowen may suspend the offering of the common stock being made through Cowen under the sales agreement upon proper notice to the other party. We and Cowen each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party's sole discretion at any time.

        The aggregate compensation payable to Cowen as sales agent shall be equal to 3.0% of the gross proceeds from the sales of our common stock sold through it as sales agent.

        The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

        Cowen will provide written confirmation to us following the close of trading on the NYSE MKT each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to Cowen.

        We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement and the net proceeds to us.

        Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        In connection with the sales of the common stock on our behalf, Cowen may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed, under certain circumstances, to reimburse a portion of the expenses of Cowen incurred in connection with this offering up to a maximum of $55,000. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

        We estimate that the total expenses of the offering payable by us, excluding commissions and expenses payable to Cowen under the sales agreement, will be approximately $785,000.

LEGAL MATTERS

        The validity of the shares of our common stock being offered hereby will be passed upon for us by Jones Day. Certain legal matters in connection with the offering of shares of our common stock will be passed upon for the sales agent by LeClairRyan, A Professional Corporation.

EXPERTS

        Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP's reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

$50,000,000

American Apparel, Inc.

Common Stock

Preferred Stock

Warrants

        We may offer and sell an indeterminate number of shares of our common stock, preferred stock and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock trades on the NYSE MKT under the symbol "APP." On December 11, 2013, the closing price for our common stock, as reported on the NYSE MKT, was $1.15 per share.

        Investing in our securities involves certain risks. See "Risk Factors" beginning on Page 3 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2013.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock and warrants to purchase any of such securities with a total offering price of up to $50 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.

        A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must reply on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading "Where You Can Find More Information" in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and securities offered under this prospectus. The registration statement can be read on the SEC's website or at the SEC's public reading room mentioned under the heading "Where You Can Find More Information" in this prospectus.

        We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related prospectus supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus. This prospectus and any prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any related prospectus supplement or free writing prospectus constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any related prospectus supplement or free writing prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any related prospectus supplement or free writing prospectus is delivered or securities are sold on a later date.

        References in this prospectus to "American Apparel," the "Company," "we," "us" and "our" refer to American Apparel, Inc., a Delaware corporation, together with its wholly owned subsidiary, American Apparel (USA), LLC, and its other direct and indirect subsidiaries.

ABOUT AMERICAN APPAREL, INC.

        We are a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel and accessories for women, men, children and babies. We are based in downtown Los Angeles, California. As of December 1, 2013, we had approximately 10,000 employees and operated 246 retail stores in 20 countries: the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan,

South Korea, and China. We also operate an e-commerce site that serves over 60 countries worldwide. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and the imprintable industry.

        We conduct our primary apparel manufacturing operations out of an 800,000 square foot facility in the warehouse district of downtown Los Angeles, California. The facility houses our executive offices, as well as cutting and sewing operations. We conduct knitting operations in Los Angeles and Garden Grove, California, which produce a majority of the fabric we use in our products. We also operate dye houses that currently provide dyeing and finishing services for nearly all of the raw fabric used in production. We operate a fabric dyeing and finishing facility in Hawthorne, California. We also operate a cutting, sewing and garment dyeing and finishing facility located in South Gate, California. We operate a fabric dyeing and finishing facility located in Garden Grove, California, which also includes cutting, sewing and knitting operations. We conduct our distribution operations out of a distribution center in La Mirada, California. Because we manufacture domestically and are vertically integrated, we believe this enables us to more quickly respond to customer demand and to changing fashion trends and to closely monitor product quality. Our products are noted for their quality and fit, and together with our distinctive branding these attributes have differentiated our products in the marketplace. "American Apparel®" is a registered trademark of American Apparel (USA), LLC.

        American Apparel was founded in 1998. Since inception, we have operated a wholesale business that supplies high quality T-shirts and other casual wear to distributors and the imprintable industry. In October 2003, we opened our first retail store in Los Angeles, California. In 2004, we began our online retail operations, and opened our first retail stores in Canada and Europe. Since 2005, we have opened stores in Asia, Australia, Israel and Latin America, and have further expanded throughout the United States, Canada, Europe and Asia. All of our retail stores sell the Company's apparel products directly to consumers.

        Our principal executive offices are located at 747 Warehouse Street, Los Angeles, California 90021-1106, and our telephone number is (213) 488-0226. Our website is http://www.americanapparel.net, and our e-commerce website is located at http://www.americanapparel.com. The information contained on or that can be accessed through the websites of American Apparel, Inc. or its subsidiaries or brands (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to purchase our securities.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed under the sections captioned "Risk Factors" set forth in the documents and reports filed by us with the SEC, that are incorporated by reference into this prospectus, including in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, as well as any risks described in any applicable prospectus supplement, before deciding whether to buy our securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

        This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements in this prospectus other than statements of historical fact are "forward-looking statements" for purposes of these provisions. Statements that include the use of terminology such as "may," "will," "expects," "believes," "plans," "estimates," "potential," or "continue," or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as "trend," "potential," "opportunity," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions.

        Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business, our goals, strategies, focuses and plans and other characterizations of future events or circumstances, including statements expressing general expectations or beliefs, whether positive or negative, about future operating results or the development of our products and any statement of assumptions underlying any of the foregoing are forward-looking statements. Forward-looking statements in this prospectus may include, without limitation, statements about:

    •
    our future financial condition, results of operations and plans and our prospects, expectations, goals and strategies for future growth, operating improvements and cost savings, and the timing of any of the foregoing;

    •
    our ability to remain in compliance or achieve compliance with financial covenants under our financing arrangements and obtain appropriate waivers or amendments with respect to any noncompliance;

    •
    our ability to extend, renew or refinance our existing debt;

    •
    our liquidity and projected cash flows;

    •
    our plan to make continued investments in advertising and marketing;

    •
    our growth, expansion and acquisition prospects and strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;

    •
    the outcome of investigations, enforcement actions and litigation matters, including exposure, which could exceed expectations;

    •
    our intellectual property rights and those of others, including actual or potential competitors, our personnel, consultants and collaborators;

    •
    operations outside the United States;

    •
    trends in raw material costs and other costs both in the industry and specific to the Company;

    •
    the supply of raw materials and the effects of supply shortages on our financial condition, results of operations and cash flows;

    •
    economic and political conditions;

    •
    overall industry and market performance;

    •
    the impact of accounting pronouncements;

    •
    our ability to improve manufacturing efficiency at our production facilities;

    •
    our ability to improve efficiency and control costs at our distribution facility located in La Mirada, California, and successful operation of that facility;

    •
    management's goals and plans for future operations; and

    •
    other assumptions described in this prospectus underlying or relating to any forward-looking statements.

        The forward-looking statements in this prospectus, in any related prospectus supplement or free writing prospectus and in any incorporated documents speak only as of the date hereof (or thereof, as applicable), and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement. Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under the Section herein entitled "Risk Factors" and elsewhere in this prospectus or in any related prospectus supplement or free writing prospectus, as well as in reports and documents we file with the SEC and include, without limitation, the following:

    •
    our financial condition, operating results and projected cash flows;

    •
    our ability to generate or obtain from external sources sufficient liquidity for operations and debt service;

    •
    changes in the level of consumer spending or preferences or demand for our products;

    •
    disruptions in the global financial markets;

    •
    our ability to remain in compliance or achieve compliance with financial covenants under our financing arrangements and obtain appropriate waivers or amendments with respect to any noncompliance;

    •
    consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt;

    •
    our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC;

    •
    the highly competitive and evolving nature of our business in the U.S. and internationally;

    •
    our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally;

    •
    loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with international business;

    •
    intensity of competition, both domestic and foreign;

    •
    technological changes in manufacturing, wholesaling, or retailing;

    •
    risks that our suppliers or distributors may not timely produce or deliver our products;

    •
    loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers;

    •
    the adoption of new accounting standards or changes in interpretations of accounting principles;

    •
    our ability to pass on the added cost of raw materials to customers;

    •
    the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally;

    •
    our ability to renew leases at existing locations on economic terms;

    •
    our ability to attract customers to our stores;

    •
    seasonality and fluctuations in comparable store sales and margins;

    •
    risks associated with the recent downturn in apparel spending in the United States;

    •
    our ability to successfully implement our strategic, operating, financial and personnel initiatives;

    •
    our ability to maintain the value and image of our brand and protect our intellectual property rights;

    •
    changes in the cost of materials and labor, including increases in the price of raw materials in the global market;

    •
    our ability to improve manufacturing efficiency at our production facilities;

    •
    our ability to improve efficiency and control costs at our distribution facility located in La Mirada, California;

    •
    location of our facilities in the same geographic area;

    •
    risks associated with our foreign operations and foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions, and currency exchange rate fluctuations;

    •
    adverse changes in our credit ratings and any related impact on financial costs and structure;

    •
    continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations;

    •
    the risk that information technology systems changes may disrupt our supply chain or operations and our ability to upgrade our information technology infrastructure, and other risks associated with the systems that operate our online retail operations;

    •
    litigation and other inquiries and investigations, including the risks that we, or our officers in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverages;

    •
    our ability to effectively manage inventory levels;

    •
    changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees;

    •
    general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation;

    •
    disruptions due to severe weather or climate change;

    •
    disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and

    •
    other risks referred to in the section of this prospectus entitled "Risk Factors" and in the SEC filings incorporated by reference in this prospectus.

        All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.americanapparel.net. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference into this prospectus contain important information that you should read about us. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

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    Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 5, 2013;

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    Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 (filed with the SEC on May 9, 2013), June 30, 2013 (filed with the SEC on August 12, 2013), and September 30, 2013 (filed with the SEC on November 14, 2013);

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    Portions of the Definitive Proxy Statement on Schedule 14A (filed on April 30, 2013) that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 5, 2013; and

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    Current Reports on Form 8-K, filed with the SEC on February 11, 2013, March 6, 2013, March 29, 2013 (other than information furnished under Item 7.01 and the exhibit thereto), April 9, 2013 (other than information furnished under Item 7.01 and the exhibit thereto), June 28, 2013, July 9, 2013 (File No. 13959950) (other than information furnished under Item 7.01 and the exhibit thereto that is restricted to such item), August 21, 2013 and December 3, 2013.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, or (ii) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of filing of the registration statement containing this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

        The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Exhibits to SEC filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. Requests for such copies should be directed to the following:

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021-1106
Attn: Corporate Secretary
Telephone: (213) 488-0226

 USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. We intend to use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

DILUTION

        We will set forth in a prospectus supplement and/or a free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

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    the net tangible book value per share of our equity securities before and after the offering;

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    the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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    the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

        If we offer preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings in the applicable prospectus supplement for such offering.

DESCRIPTION OF SECURITIES

        We may offer shares of our common stock and preferred stock and warrants to purchase any such securities with a total offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of the offering, including the specific amounts, prices and other important terms of the securities.

Common Stock

        We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

        We are authorized to issue 230,000,000 shares of common stock, par value of $0.0001 per share, of which 113,408,430 and 111,336,887 shares were issued and outstanding, respectively, as of December 4, 2013.

        Our common stock is listed on the NYSE MKT under the symbol "APP." The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Co. Its address is 17 Battery Place, New York, New York 10004.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors is expressly granted authority by our certificate of incorporation to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, option or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such shares. An affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote may increase or decrease the number of authorized shares of preferred stock (but not below the number of shares thereof then outstanding), voting as a single class, without a separate vote of the holders of preferred stock unless such vote is required pursuant to any preferred stock designation.

        If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

        As of the date of this prospectus, there are no outstanding shares of preferred stock of any series.

Warrants

        We may issue warrants for the purchase of common stock and/or preferred stock in one or more series, from time to time. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities.

        If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock and preferred stock will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Outstanding Warrants and Other Rights

        Below is a description of warrants exercisable for, and certain other rights to purchase, shares of our common stock, outstanding as of the date of this prospectus. The following summary is not a complete description of the applicable provisions of the terms of such warrants or other rights, and is qualified in its entirety by reference thereto. See "Where You Can Find More Information."

  Lion Warrants

        As of December 4, 2013, Lion Capital LLP or its affiliates ("Lion") holds warrants exerciseable at any time during their term, all expiring on February 18, 2022, for an aggregate of 21,606,025 shares of our common stock, representing beneficial ownership of approximately 16% of the outstanding shares of our common stock on an as-exercised basis.

        The Lion warrants have an exercise price of $0.75 per share, subject to adjustment, and may be exercised by paying their exercise price in cash, by cashless exercise, or by a combination of the two methods. The Lion warrants are subject to anti-dilution protections providing for proportional adjustment of the exercise price and, under certain circumstances, the number of shares of common stock issuable upon exercise of the warrants, in connection with, among things, stock dividends, subdivisions and combinations; distributions of cash (other than cash dividends), debt, warrants or rights to holders of common stock; and the issuance of additional equity securities at a price per share (or with a conversion, exercise or exchange price per share) less than market price.

  SOF Warrants

        SOF Investments, L.P. ("SOF"), as of December 4, 2013, holds warrants exercisable to purchase a total of up to 1,000,000 shares of common stock, with an exercise price of $2.148 per share, subject to adjustment under certain circumstances. These warrants expire on December 19, 2013.

  Dov Charney Anti-Dilution Adjustments

  April 2011 Charney Purchase Agreement

        In connection with a purchase agreement entered into on April 26, 2011 (the "Investor Purchase Agreement"), we entered into a purchase agreement, dated as of April 27, 2011, with Dov Charney, our Chairman and Chief Executive Officer (the "Charney Purchase Agreement"), pursuant to which, among other things, Mr. Charney received certain anti-dilution rights (the "Charney Anti-Dilution Provision").

        As of December 4, 2013, Mr. Charney has the right to receive a total of 20,415,800 shares of common stock pursuant to the Charney Anti-Dilution Provision, issuable in three equal installments, one per each measurement period set forth below, subject to meeting the applicable volume weighted average closing price, or VWAP for 30 consecutive trading days, calculated as set forth in the Charney Purchase Agreement as follows: (i) for the measurement period from April 16, 2012 to and including April 15, 2014, if the VWAP of the common stock during a period of 30 consecutive trading days exceeds $3.25 per share; (ii) for the measurement period from but not including April 16, 2014 to and including April 15, 2015, if the VWAP of the common stock during a period of 30 consecutive trading days exceeds $4.25 per share; and (iii) for the measurement period from but not including April 16, 2015 to and including April 15, 2016, the VWAP of the common stock during a period of 30 consecutive trading days exceeds $5.25 per share.

  March 2011 Charney Purchase Agreement

        The Company and Mr. Charney are parties to a purchase agreement, dated March 24, 2011, pursuant to which Mr. Charney purchased from the Company an aggregate of 3,913,399 shares of our common stock and received the right to receive a further 2,111,597 shares of our common stock if prior to March 24, 2014 (x) the closing sale price of our common stock on the NYSE MKT exceeds $3.50 for 30 consecutive trading days or (y) there is a change of control of the Company, as defined in such purchase agreement.

Anti-Takeover Effects of Certain Provisions in Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain some provisions which may have the effect of delaying, deferring or preventing a change in control of the Company. The following summary is not a complete description of the applicable provisions of our certificate of incorporation or bylaws, the terms of the other agreements or arrangements related to our capital stock or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See "Where You Can Find More Information."

Authorized but Unissued Shares

        Our authorized capital stock consists of 230,000,000 shares of common stock and 1,000,000 of preferred stock. As of December 4, 2013, we had 113,408,430 shares of common stock issued and 111,336,887 shares of common stock outstanding. Accordingly, our certificate of incorporation would permit us to issue up to 49,666,337 additional shares of common stock (after taking into account the 17,500,000 shares reserved for issuance under existing employee benefit plans or pursuant to exercise of existing options or that represent granted but unvested shares of restricted stock, 22,527,397 shares issuable to Mr. Charney as described further under the heading "Dov Charney Anti-Dilution Adjustments" in this prospectus, 22,606,025 shares reserved for issuance upon exercise of Lion's and SOF's warrants as described further under the heading "Warrants" in this prospectus and 4,291,811 shares issuable to Lion in the form of additional warrants if Mr. Charney's additional shares are issued), and up to 1,000,000 shares of preferred stock. However, such issuances would be subject to the rules of the NYSE MKT, which in some cases may require stockholder approval or impose other limitations. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Election and Removal of Directors

        Our board of directors is divided into three classes (Class A, Class B and Class C), with the number of directors in each class to be as nearly equal as possible. The directors in each class are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. At all meetings of stockholders for the election of directors, a plurality of the votes cast is sufficient to elect. Except as the General Corporation Law of the State of Delaware, or DGCL, may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the bylaws), or by the sole remaining director. Under the DGCL, in the case of a corporation, such as the Company, whose board is classified and where the certificate of incorporation does not provide otherwise, the stockholders, by the act of a majority of the shares then entitled to vote at an election of directors, may effect the removal of any director or the entire board of directors only for cause. All directors hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director serves for the remainder of the full term of the director whose death, resignation or removal created such vacancy and until his successor shall have been elected and qualified.

        Pursuant to the Investment Agreement dated as of March 13, 2009, between American Apparel, Inc. and Lion, Lion currently has the right to designate two persons to our board of directors and a board observer, subject to maintaining certain minimum ownership thresholds of shares of common stock issuable under Lion's warrants. There are currently two Class B vacancies on our board of directors, as a result of the resignation of Lion's designees on March 30, 2011. Lion has indicated that it will retain its ability to re-designate directors to our board of directors and a board observer at the appropriate time in the future, pursuant to its designation rights under the Investment Agreement.

        Pursuant to the Investment Voting Agreement dated as of March 13, 2009, between Mr. Charney and Lion, for so long as Lion has the right to designate any person or persons to our board of directors, Mr. Charney has agreed to vote his shares of our common stock in favor of Lion's designees, and Lion has agreed to vote its shares of our common stock in favor of Mr. Charney each time Mr. Charney is nominated for election to our board of directors. Mr. Charney's obligation to so vote terminates if he owns less than 6,000,000 shares of our common stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction). Lion's obligation to so vote terminates if either (i) Mr. Charney beneficially owns less than 27,900,000 shares of our common stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and nonsolicitation covenants contained in the Amended and Restated Agreement and Plan of Reorganization, dated November 7, 2007, among the Company, Mr. Charney and the other parties thereto, as extended by a letter agreement dated March 13, 2009, among the Company, Mr. Charney and Lion. Mr. Charney's obligations under such non-competition and nonsolicitation covenants will expire on December 31, 2013, subject to earlier termination as set forth in such letter agreement.

 PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

        We may sell the securities separately or together:

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    through one or more underwriters or dealers in a public offering and sale by them;

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    directly to investors; or

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    through agents.

        We may sell the securities from time to time:

    •
    in one or more transactions at a fixed price or prices, which may be changed from time to time;

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    at market prices prevailing at the times of sale;

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    in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

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    at prices related to such prevailing market prices; or

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    at negotiated prices.

        We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

        We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the NYSE MKT or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" or "Plan of Distribution" in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

        Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP's reports given on their authority as experts in accounting and auditing.

$10,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

May 11, 2015